HELMSTAR GROUP, INC.
                        1990 INCENTIVE COMPENSATION PLAN

                               ARTICLE I - GENERAL

1.  PURPOSES

The  purposes  of the  Helmstar  Group,  Inc.  (the  "Company")  1990  Incentive
Compensation Plan (the "Plan") are (i) to provide incentives to officers and other key employees whose performance will contribute to the long-term success and growth of the Company, (ii) to strengthen the ability of the Company to attract and retain employees of high competence, (iii) to increase the identity of interests of such key employees with those of the Company's stockholders, and
(iv) to help build loyalty to the Company through recognition and the opportunity for stock ownership.

2.  THE PLAN

This Plan shall consist of:

(a) The Incentive Stock Option Plan (Article II);
(b) The Long-Term Incentive Plan (Article III); and
(c) The Restricted Stock Plan (Article IV).

Unless otherwise indicated, each such Plan shall be subject to the terms and conditions of this Article I and to the terms and conditions of Article V hereof.

3. SHARES SUBJECT TO THE PLAN

The maximum aggregate number of shares as to which awards or options may at any time be granted under this Plan shall be 500,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Shares"), subject to adjustment as provided in Section 2 of Article V hereof. Such Common Shares may be either authorized but unissued shares, or shares previously issued and reacquired by the Company. If and to the extent options granted under the Plan terminate, expire or are cancelled without having been exercised, or shares awarded under the Restricted Stock Plan shall be forfeited, new options may be granted with respect to the shares covered by the terminated, expired or cancelled options and forfeited shares may be reissued under the Restricted Stock Plan.

4.  ADMINISTRATION

The Plan shall be administered by the Company's Board of Directors (the "Board") which may delegate any of its authority to an Incentive Compensation Committee which shall consist of at least three members of the Board. No member of the Incentive Compensation Committee shall be eligible to participate in any of the Plans described in Article I, Section 2, if authority to administer such Plan has been delegated to the Committee (any references herein to the "Committee" shall be deemed to refer to either the Board or, if established, the Incentive Compensation Committee). The Committee shall have the sole authority to determine (a) the employees to be granted awards under the Plan; (b) the type, size and terms of the awards to be made to each employee selected; (c) the time when awards will be granted; and (d) any performance objectives required for earning out any award made hereunder. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable. The Committee's interpretations of the Plan, and all determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.

5.  ELIGIBILITY FOR PARTICIPATION

Officers and other key employees of the Company or its subsidiaries (as defined in Section 425(f) of the Code) shall be eligible to participate in the Plan (the "Participants").

6.  AMENDMENT AND TERMINATION

The Board may at any time and from time to time terminate, modify or amend the Plan in any respect; provided, however, that unless also approved or ratified by a vote of the majority of the holders of the outstanding shares of the capital stock of the Company entitled to vote thereon, any such modification or amendment shall not (subject, however, to the provisions of Section 2 of Article V and Section 4(c) of Article III hereof): (i) increase the maximum number of shares for which options and awards may be granted under the Plan; (ii) reduce the option price at which options may be granted; (iii) extend the period during which options may be granted or exercised beyond the times originally prescribed; (iv) change the persons eligible to participate in the Plan; or (v) increase the number of options or awards that may be granted to a Participant. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award. Nevertheless, with the consent of the Participant affected, the Committee may amend outstanding options or awards in a manner not inconsistent with the terms of the Plan.

7.  EFFECTIVE DATE

This Plan, having been approved by the Board of Directors of the Company on April 2, 1990, shall become effective immediately upon approval by the holders of a majority of the shares of the Company entitled to vote at the next annual meeting of the Company and shall continue in effect thereafter until terminated or suspended by the Board.


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                    ARTICLE II - INCENTIVE STOCK OPTION PLAN

1.  GRANTING OF INCENTIVE STOCK OPTIONS

(a) The purchase price of each Common Share subject to an Incentive Stock Option shall be the Fair Market Value of a share of such stock on the date the Incentive Stock Option is granted; provided, however, that any Incentive Stock Option granted to a Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 425(f) of the Code) shall not be less than 110% of such Fair Market Value.

(b) Incentive Stock Options shall be exercisable over an exercise period which shall be determined by the Committee but which shall not exceed ten years from the date the Incentive Stock Option was granted; provided, however, that any Incentive Stock Option granted to a Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 425(f) of the Code) shall not exceed five years from the date the Incentive Stock Option was granted (the "Termination Date").

(c) The Committee, in its sole discretion, shall determine at the time of grant whether any particular Incentive Stock Option shall become exercisable in one or more installments and may prescribe such other terms as it deems desirable or as may be necessary to qualify its grants under the provisions of Section 422A of the Code. The Committee may also, in its sole discretion, authorize acceleration of the exercise of an option or installment thereof.

(d) The Committee may grant at any time new Incentive Stock Options to a Participant who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Stock Options.

2.  EXERCISE OF INCENTIVE STOCK OPTIONS

(a) An Incentive Stock Option may be exercised, as to any and all shares granted thereunder, by giving notice of such exercise to the Company, provided that an option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the option is then exercisable if less than 100).

(b) A Participant's Incentive Stock Option agreement may provide for payment to be in cash, stock, promissory notes or any other manner the Committee deems acceptable.

(c) An Incentive Stock Option shall be exercisable during a Participant's lifetime only by the Participant.

3.  SUBSTITUTION OF OPTIONS

In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of another corporation or any reorganization or other transaction qualifying under Section 425(a) of the Code, the Committee may, in accordance with the provisions of that Section of the Code, substitute options under this Plan for options under the plan of the acquired corporation provided that (a) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (b) the new option does not give the Participant additional benefits, including any extension of the exercise period.

4.  TERMINATION OF EMPLOYMENT

If a Participant ceases to be an employee (other than by reason of death or disability within the meaning of Section 105(d)(4) of the Code) any unexercised portion of his Incentive Stock Option shall terminate. If, prior to the Termination Date, a Participant shall cease to be an employee by reason of death or disability within the meaning of Section 105(d)(4) of the Code, he (or, in the event of the Participant's death, his estate) may exercise any Incentive Stock Options he holds for a period of twelve months after the date of cessation of employment to the extent that it was exercisable at the time of such cessation. Thereafter, any unexercised portion of the option shall terminate. In no event shall Incentive Stock Options be exercised after the Termination Date.

                     ARTICLE III - LONG-TERM INCENTIVE PLAN

1.  AWARDS

Awards under this Plan may be of:

(a) NON-QUALIFIED STOCK OPTIONS ("Non-Qualified Stock Options") which are rights to purchase Common Shares on the terms and conditions set forth herein.

(b) STOCK APPRECIATION RIGHTS ("Stock Appreciation Rights") which are rights to receive, without payment to the Company, cash and/or Common Shares in lieu of the purchase of shares under a related Non-Qualified Stock Option.

Non-qualified Stock Options and Stock Appreciation Rights may be granted in conjunction with each other under terms whereby exercise of the Non-Qualified Stock Option or Stock Appreciation Rights will proportionately reduce the number of shares available under the related Non-Qualified Stock Option or Stock Appreciation Rights. Non-Qualified Stock Options may also be granted alone and not in conjunction with Stock Appreciation Rights, but Stock Appreciation Rights may only be granted in conjunction with Non-Qualified Stock Options.

2. NON-QUALIFIED STOCK OPTIONS

All Non-Qualified Stock Options under this Plan shall be granted on the following terms and conditions:

(a) Price. The purchase price per Common Share covered by each Non-Qualified Stock Option shall be an amount determined by the Committee in its sole discretion.

(b) Number of Shares. The number of shares subject to an outstanding Non-Qualified Stock Option will be reduced on a share-for-share basis to the extent that shares under such Non-Qualified Stock Option are used to calculate the cash and/or shares to be received pursuant to exercise of a related Stock Appreciation Right.

(c) Term and Exercise Dates. The Committee shall determine at the time of grant the term during which each Non-Qualified Stock Option may be exercised (which shall not exceed 10 years from the date of grant) and whether any such option shall be exercisable in one or more installments. No Non-Qualified Stock Option shall be exercisable prior to one year after the date on which such option was granted.

To the extent that a Non-Qualified Stock Option is not exercised when it becomes initially exercisable, it shall be carried forward and be exercisable until the expiration of the term of such option. No partial exercise of a Non-Qualified Stock Option may be for less than 100 shares of Common Stock (or such number of shares as to which the option is then exercisable if less than 100).

(d) Termination of Employment or Death.

(i) In the event that a Participant terminates employment prior to the expiration of his Non-Qualified Stock Option by reason of retirement at or after age 65 or Disability, any unexercised portion of his Non-Qualified Stock Option shall expire three months after such retirement or such Disability, as the case may be, and during such three months' period the optionee shall have the same rights to exercise the unexercised portion of his Non-Qualified Stock Option as he would have had if he were an employee of the Company.

(ii) If prior to the expiration of any Non-Qualified Stock Option, a Participant shall die while an employee of the Company, any unexercised portion of his option shall expire one year after his death and during such one-year period his legal representatives, heirs or legatees shall have the same rights to exercise the unexercised portion of the option as the Participant would have had if he were an employee of the Company.

(iii) Except as provided in clauses (i) and (ii) of this Section 2(d), if a Participant terminates employment for any reason prior to the expiration of any Non-Qualified Stock Option, the unexercised portion of such option shall automatically terminate, unless the Committee in its sole discretion shall determine otherwise.

(e) Payment.

A Participant's Non-Qualified Stock Option agreement may provide for payment to be in cash, stock, promissory notes or any other manner the Committee deems acceptable.

(f) Substitution of Options.

In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of another corporation or any reorganization, the Committee may, substitute options under this Plan for options under the plan of the acquired corporation provided (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give a Participant additional benefits, including any extension of the exercise period.

3.  STOCK APPRECIATION RIGHTS

Concurrently with each Non-Qualified Stock Option granted under this Plan, the Committee may grant a Participant Stock Appreciation Rights which shall relate to such Non-Qualified Stock Option. All Stock Appreciation Rights granted under this Plan shall be on the following terms and conditions:

(a) Exercise. Stock Appreciation Rights shall be exercisable to the extent and upon the same conditions that the related Non-Qualified Stock Option is exercisable under Section 2(c). A Participant wishing to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company.

(b) Amount of Cash or Number of Shares. The amount to which a Participant shall be entitled upon the exercise of any Stock Appreciation Right shall be determined by multiplying (i) that portion, as elected by the Participant, of the total number of shares which the Participant is entitled to purchase as of the exercise date under the related Non-Qualified Stock Option, by (ii) the amount, if any, by which the Fair Market Value of a Common Share on the exercise date exceeds the Fair Market Value of a Common Share on the date the related Non-Qualified Stock Option was granted.

Payment of the amount to which a Participant is entitled, as determined under the above formula, upon the exercise of Stock Appreciation Rights shall be made in cash, Common Shares, or partly in cash and partly in Common Shares, as the Committee in its sole discretion shall determine. To the extent that payment is to be made in Common Shares, the number of such shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of a Common Share on the exercise date.

(c) Effect of Exercise. The exercise of any Stock Appreciation Right shall reduce the number of shares subject to the related Non-Qualified Stock Option as provided in clause (i) of Section 2(b).

(d) Termination of Employment or Death. In the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company for any reason, his Stock Appreciation Rights shall be exercisable only to the extent and upon the same conditions as the related Non-Qualified Stock Option is exercisable under
Section 2(d).

                       ARTICLE IV - RESTRICTED STOCK PLAN

1. AWARDS

(a) Awards under this Restricted Stock Plan shall be granted in the form of Common Shares.

(b) Common Shares awarded under this Plan may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by a Participant, except as provided in Section 2 below. As a condition to the receipt of any shares awarded under this Plan, a Participant shall execute and deliver to the Company an instrument in writing, in form approved by the Committee, wherein he agrees to the above restrictions and the legending of his shares with respect thereto. Notwithstanding such restrictions, however, a Participant shall be entitled to receive all dividends declared on and to vote any Common Shares held by him and to all other rights of a shareholder with respect thereto.

2. RELEASE OF RESTRICTIONS ON SHARES

Subject to the provisions of Section 3 and any written agreement between the Participant and the Company relating to the award of Common Shares hereunder, the restrictions set forth in Section l(b) on the sale, transfer or other disposition and on pledge or other hypothecation of Common Shares awarded under this Plan shall lapse within a period of years and at a rate determined by the Committee in its sole discretion.

3. TERMINATION OF EMPLOYMENT

If a Participant terminates his employment for any reason, his rights with respect to any Common Shares which remain subject to the restrictions set forth in Section l(b) hereof shall be as provided in a written agreement between the Participant and the Company relating to the award and forfeiture of shares hereunder.

                      ARTICLE V - MISCELLANEOUS; PROVISIONS

1. OTHER PROVISIONS

(a) Notwithstanding any other provision of this Plan, no payment of any unpaid award shall be made and any and all unexercised options and all rights under the Plan of a Participant who received such award or option grant (or his designated beneficiary or legal representatives) to the payment or exercise thereof shall be forfeited if, prior to the time of such payment or exercise the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with the Company without the Company's consent, (ii) divulge without the consent of the Company any secret or confidential information belonging to the Company, or (iii) engage in any other activities which would constitute grounds for his discharge by the Company for cause.

(b) If a former Participant whose employment has been terminated dies before receiving full payment of all amounts to which he is entitled under this Plan, the remaining payments shall be paid when due to his designated beneficiary or, in the absence of such designation, to his estate.

(c) A Participant's rights and interests under the Plan (including the right to payment of unpaid installments of awards or the exercise of unexercised options) may not be assigned or transferred except, in the case of a Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

(d) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under this Plan and payment of awards shall be subordinate to the claims of the Company's general creditors. In no event shall interest be paid or accrued on any award, including unpaid installments of awards.

(e) No Participant or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained in the employ of the Company.

(f) The Company shall have the right to deduct from all awards paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of awards paid in Common Shares, the Participant or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such stock awards.

(g) Each award or grant made under this Plan shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with the Plans set forth in Articles II through V, as the Committee shall approve.

(h) No Common Shares shall be issued or transferred upon payment of any award payable hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any award or issuance of Common Shares made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(i) As used in this Plan, the following terms shall have the following meanings:

"Code" shall mean the Internal Revenue Code of 1954, as it may be amended from time to time.

"Disability" shall mean the total disability of a Participant, as determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary and desirable.

"Dividend Equivalent" means an amount equal to the amount per share of any cash dividend declared on the Common Shares.

"Fair Market Value" of a Common Share on any date shall mean the closing price of a Common Share on such date as reported in the Wall Street Journal for the national securities exchanges and other securities markets which at the time are included in the Wall Street Journal's principal stock price quotations.

2.  EFFECT OF CERTAIN CHANGES

(a) If there is any change in the number of Common Shares through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Common Shares available for options or awards and the number of such shares covered by outstanding options or awards, and the price per share of such options or the applicable market value of awards, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued Common Shares; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b) In the event of a dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, the Committee may provide that the holder of each option or award then exercisable shall have the right to exercise such option (at its then option price) or award solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Common Shares for which such option or award might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each option and award granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant and each Participant shall have the right, during the period of thirty (30) days preceding such termination (i) to exercise the options as to all or any part of the Common Shares covered thereby, including shares as to which such options would not otherwise be exercisable, and (ii) to exercise any or all of such awards, including awards which would not otherwise be exercisable.

3. HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

4. GOVERNING LAW

Except as otherwise required under the laws of the United States, this Plan shall be construed in accordance with and governed by the laws of the State of New York.